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                                   EXHIBIT 11

                     CONSENTS OF KPMG PEAT MARWICK, LLP AND
                            MCGLADREY AND PULLEN, LLP

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                              ACCOUNTANTS' CONSENT




The Board of Directors
Weitz Partners, Inc.-Partners Value Fund:


We consent to the use of our report included herein on the statement of changes in net assets for the year ended December 31, 1995 and on the financial highlights for the two-year period ending December 31, 1995.

                                   KPMG Peat Marwick LLP



Omaha, Nebraska
February 21, 1997

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                         CONSENT OF INDEPENDENT AUDITORS



     We hereby consent to the incorporation by reference of our report dated January 17, 1997 on the financial statements of Partners Value Fund, series of Weitz Partners, Inc., referred to therein in Post-Effective Amendment No. 4 to the Registration Statement on Form N-1A, File No. 33-66714 as filed with the Securities and Exchange Commission.

     We also consent to the reference to our firm in the Prospectus under the captions "Financial Highlights" and "Fund Auditors" and in the Statement of Additional Information under the caption "Other Services."





                                   McGLADREY & PULLEN, LLP

New York, New York
February 24, 1997